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                                                                Exhibit 10.1.3


                        ASSIGNMENT OF MEMBERSHIP INTEREST


                  THIS ASSIGNMENT OF MEMBERSHIP INTEREST (the "Assignment") is made as of this 1st day of June, 1999, by BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Assignor") to BURNHAM PACIFIC EMPLOYEES LLC, a Delaware limited liability company ("Assignee").

                                    RECITALS:

                  This Assignment is made and delivered based upon the following facts, understandings and intentions of the parties:

                  A. Assignor is the owner of a managing Membership Interest in, and is the Manager of, BPP Retail, LLC, a Delaware limited liability company (the "Company"). Each capitalized term used in this Assignment, but not defined herein, shall have the meaning ascribed to it in the Operating Agreement (as defined below).

                  B. Assignor desires to assign to Assignee its entire right, title and interest in the Company (the "Interest"), to withdraw from the Company and to resign as the Manager of the Company. Assignee desires to acquire the Interest and to assume all of Assignor's obligations as a Member and Manager of the Company, with Assignor remaining liable for such obligations as well.

                  NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained in this Assignment, Assignor and Assignee agree as follows:

                  1. SALE AND ASSIGNMENT. For valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby bargain, grant, sell, transfer, assign and convey unto Assignee the Interest and the right to become a Member and the Manager of the Company. Assignor hereby withdraws as a Member of the Company, and resigns as the Manager. This Assignment shall not release Assignor from any of its obligations under the operating agreement of the Company (as amended, supplemented or otherwise modified from time to time, the "Operating Agreement"), and Assignor shall remain liable for the performance of all of Assignee's obligations as a Member and Manager of the Company. Assignor and Assignee shall be jointly and severally liable to fund Assignor's Additional Capital Contributions and any other economic obligations of Assignor under the Operating Agreement (collectively, the "Obligations"). The Obligations shall be enforceable against either or both of Assignor and Assignee and their respective successors and assigns at any time or from time to time. Neither notice to nor consent of Assignor shall be required for Assignee to modify the Operating Agreement or any of the Obligations in any way (subject to any required consent of any other Member of the Company or any other person whose consent may be required for such modification), and Assignor shall continue to be liable for the Obligations as so modified from time to time. Until all of Assignee's Additional Capital Contributions and other Obligations are paid in full Assignor
(i) shall have no right of subrogation against Assignee by reason of



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Assignor performing any of the Obligations, and waives any defense arising out of the absence, impairment or loss of any right to reimbursement or subrogation or other right or remedy of Assignor against Assignee, (ii) hereby waives any right to enforce any remedy which Assignor now or hereafter shall have against Assignee by reason of Assignor performing any of the Obligations, and (iii) shall subordinate any liability or indebtedness of Assignee now or hereafter held by Assignor to the Obligations of Assignee under the Operating Agreement.

                  2.       MISCELLANEOUS.

                           2.1. If any controversy, claim or dispute between the
parties arising out of or related to this Assignment, or the breach thereof, results in litigation, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs.

                           2.2. All negotiations and agreements heretofore had
by and between the parties, and their agents, with respect to the transactions hereunder are merged into this Assignment, which completely sets forth the obligations of the parties.

                           2.3. All of the terms and covenants contained in this
Assignment shall survive the close of the assignment transaction contemplated herein.

                           2.4. The provisions of this Assignment shall be
construed as a whole according to their common meaning and not strictly for or against any party, this Assignment having been negotiated at arms-length, with both parties having had the opportunity to be represented by competent counsel, and representing the product of that negotiation process.

                           2.5. The parties shall cooperate, take such actions
and execute, acknowledge where required, and deliver, such additional documents or instruments as may be reasonably necessary under the circumstances to effectuate the intent of the parties pursuant to this Assignment to consummate the assignment transaction herein specified.



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                           2.6 This Assignment may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, Assignor has executed, acknowledged and delivered this Assignment as of the day and year first above written.

"ASSIGNOR"

BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:      BURNHAM PACIFIC PROPERTIES, INC.,
         a Maryland corporation,
         its general partner

         By: /s/ Joseph Wm. Byrne
             -------------------------------

         Its: Executive Vice President
             -------------------------------




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                            ACCEPTANCE OF ASSIGNMENT


                  Assignee hereby accepts the foregoing assignment and sale of the Interest from Assignor and hereby becomes a Member and Manager of the Company and assumes and agrees to be bound by the terms, covenants, conditions and obligations of Assignor under the Operating Agreement of the Company.

"ASSIGNEE"

BURNHAM PACIFIC EMPLOYEES LLC,
A Delaware limited liability company

By:  BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership
Its:  Managing Member

By:      BURNHAM PACIFIC PROPERTIES, INC.,
         a Maryland corporation,
         its general partner

         By: /s/ Joseph Wm. Byrne
             -------------------------------

         Its: Executive Vice President
             -------------------------------




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                      CONSENT TO ASSIGNMENT AND ACCEPTANCE

         The undersigned Member of the Company hereby consents and agrees to the foregoing assignment and sale of the Interest, to Assignee assuming all of Assignor's obligations as a Member and Manager of the Company, including under the Operating Agreement, and to Assignor remaining liable for such obligations.

STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, an agency of the State of California

By: ____________________________

Its: ____________________________






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